EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-56035, 333-129881 and 333-176975 on Form S-8 of our report dated March 14, 2013, relating to the consolidated financial statements of Weyco Group, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Weyco Group, Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

March 14, 2013